ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation February 2019 Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% “CAGR” represents the compounded annual growth rate for the 5-year period from 2013 to 2018 (1) Considered a non-GAAP financial measure. Net Interest Margin (%) 4.06% 3.29% 3.30% 3.57% 3.61% CAGR: 16% CAGR: 15% CAGR: 30% CAGR: (8)% CAGR: 36 bps CAGR: 8%

Net Income Key Profitability Metrics Earnings Per Share Return on Tangible Equity $ in millions, unless otherwise indicated Return on Assets (1) As reported according to generally accepted accounting principles (“GAAP”)

Adjusted Net Income Key Profitability Metrics – Adjusted(1) Adjusted Earnings Per Share Adjusted Return on Tangible Equity $ in millions, unless otherwise indicated Adjusted Return on Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Full Year 2018 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/18 vs. 12/31/17. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Net income of $166.3 million, a 62% increase from 2017 and earnings per share of $1.97, up $0.72 or 58% from prior year. On an adjusted basis, net income and earnings per share were $174.8 million and $2.07, resulting in an Adj. ROAA of 1.52% (2) and Adj. ROATCE(2) of 16.54%. Total revenue of $482.4 million, up 13% from 2017, and a result of both strong loan growth and stable NIM. NIM (FTE) of 3.61%, up 4 bp from 2017, reflecting the balance sheet asset sensitivity to rate increases. Adjusted efficiency ratio of 49.6%(2), improved from 54.1% in 2017, reflecting ongoing focus on managing expense and expanding revenue, partially offset by declines in acquired loan accretion. NPA%(3) dropped from 0.9% a year ago to 0.8% at year-end 2018. Net charge-offs of $5.9 million for the year or 6 bp of average loans.

Fourth Quarter 2018 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/18 vs. 12/31/17. QoQ represents 12/31/18 vs. 9/30/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

State Bank Financial Corporation Highlights $ in millions, except per share and unless otherwise indicated (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (2) Annualized for the quarter ended December 31, 2018 Cadence Bancorporation closed the acquisition of State Bank Financial on January 1, 2019 State Bank’s 4Q18 and 2018 financial highlights are unaudited Unaudited financial highlights are historical and do not include any pro forma acquisition accounting adjustments

Executive Management Team – Proven & Experienced

Name	Title	Experience
Paul B. Murphy, Jr.	Chairman / CEO	▪ Co-Founder and former CEO of Amegy bank – Grew Amegy Bank from 1 location / $50mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
Samuel M. Tortorici	President	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loan commitments and deposits generating over $1bn in revenue. Led 500 bankers across 16 states – Over 12 years In the Atlanta market, integrated one whole bank acquisition and grew business services, wealth, retail and specialized industries
Valerie C. Toalson	EVP, Chief Financial Officer	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
Hank Holmes	EVP, Business Services	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank of Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
Randy Schultz	EVP, Specialized Industries	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn
David F. Black	EVP, Chief Risk Officer	▪ Former Chief Credit Officer and Executive Vice President of State Bank ▪ Former Director of Corporate Strategy at First Horizon National Corporation and held various leadership roles at Wachovia, Wells Fargo and SunTrust
Sheila E. Ray	EVP, Chief Talent Officer	▪ Former CFO, COO, Corporate Secretary and EVP at State Bank ▪ Former Chief Financial Officer of First Bank of Georgia,

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Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged

Name	Title	Experience
Paul B. Murphy, Jr.	Chairman / CEO	▪ CEO of Cadence Bancorporation ▪ Co-Founder and former CEO of Amegy bank
Joseph W. Evans	Vice Chairman	▪ Former Chairman and CEO of State Bank Financial Corporation and its subsidiary ▪ Former Chairman, President and CEO of Flag Financial
William B. Harrison, Jr.	Director	▪ Former Chairman/CEO J.P. Morgan Chase, Chase Manhattan, Chemical Bank ▪ Member of the J.P. Morgan International Council, Advisory Board member of Aurora Capital Group, Advisory Board of Chilton Investment Company, and Advisory Board of Spencer Stuart
Robert K. Steel	Director	▪ CEO Perella Weinberg ▪ Former NYC Deputy Mayor, CEO of Wachovia, US Treasury Under Secretary, Goldman Sachs Vice-Chairman and Head of Equities in Europe
Scott M. Stuart	Director	▪ Co-founder and managing partner of Sageview Capital ▪ Former Partner and part of investment committee at KKR
J. Richard Fredericks	Director	▪ Founding Partner and Managing Director at Main Management ▪ Montgomery Securities (17x All-American analyst), Shuman, Agnew & Company, Dean Witter
Marc J. Shapiro	Director	▪ Former non-executive Chairman and former Vice Chairman for Finance and Risk Management of J.P. Morgan Chase ▪ Former CEO Texas Commerce Bank
J. Thomas Wiley, Jr.	Director	▪ Former CEO, Director and President of State Bank Financial Corporation and its subsidiary ▪ Former Chairman, CEO and President of Coastal Bankshares, Inc. and its subsidiary bank
Virginia A. Hepner	Director	▪ Former director of State Bank Financial Corporation with 25 years of banking experience ▪ Former President and CEO of The Woodruff Arts Center
Stanley D. Levy	Advisory Director	▪ COO of the Morgan Group ▪ Former Managing Director in J.P. Morgan Chase's Real Estate and Lodging Investment Banking Group

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Cadence Bank, N.A. Member FDIC

Cadence Bank History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK
Financial Corporation
- Announced acquisition
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Capital Raise		M&A / Recruit Talent		Growth & Operating Leverage					



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2013	2014	2015	2016	2017	2018	CAGR
Assets	$6,453	$7,945	$8,812	$9,531	$10,949	$12,730	14.6 %
Loans	$4,859	$6,193	$6,917	$7,433	$8,253	$10,054	15.7 %
Acquired	$1,466	$1,073	$730	$554	$458	$550	(17.8)%
Originated	$3,394	$5,120	$6,186	$6,879	$7,795	$9,504	22.9 %
Deposits	$5,347	$6,580	$6,987	$8,017	$9,011	$10,709	14.9 %
Branches	99	81	66	66	65	66	(7.8)%
FTEs	1,373	1,344	1,218	1,193	1,205	1,170	(3.1)%

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Cadence Bank, N.A. Member FDIC

Enhancing A Compelling Growth Story

CADENCE BANCORPORATION

STATE BANK Financial Corporation

- ~$18 billion of Assets
- ~$13 billion of Loans
- ~$15 billion of Deposits
- $250+ million legal lending limit

- 4th largest bank in Georgia[1]
- 6th largest bank in Atlanta[1]
- 6th largest BHC w/ HQ in Texas
- 75th largest bank in U.S.

- 98 branch locations
- ~45,000 business clients
- Over 225,000 active consumers and households

- Creates leading regional banking franchise – scale, growth, asset sensitive profile
- Enhances growth-centric profile with a strong footprint throughout Atlanta, middle, and coastal Georgia markets
- Export Cadence and State Bank's core competencies across the combined local and national businesses
- Expands middle market C&I lending franchise and new wealth & trust capabilities to customers throughout Atlanta and other Georgia markets

12

Source: SNL Financial and Company reports. Unaudited financial highlights are historical and do not include any pro forma acquisition accounting adjustments.
Ranking based on FDIC deposit data as of June 30, 2018.
[1] Based on non-CCAR Banks.

Cadence Bank, N.A. Member FDIC

Combined Deposits & Loans – 4Q18 unaudited(1) (1) Combined historical financial information excludes any pro forma acquisition accounting adjustments (2) Yield on loans excludes purchased credit impaired loans, and along with deposits, are historical and excludes any pro forma acquisition accounting adjustments Deposits Loans PRO FORMA 37% TX 20% GA

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Attractive Markets – Diverse and Complementary

$ in billions

Commentary

- Markets with large, growing populations
- Texas is the 2nd largest economy among U.S. states and 10th largest global economy
- Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment
- Birmingham, Tampa and Huntsville are established and stable Southeast markets
- Southeast markets provide steady growth and high quality funding to complement our Texas franchise
- State Bank enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah

Review of Largest MSAs

MSA	Deposits	# of Branches	Mkt. Share	% of Franchise	Population (mm)	Deposits in Market
Houston	$ 4.1	11	1.7 %	43.0 %	7.1	$ 239.0
Birmingham	1.9	10	5.2	20.5	1.2	37.7
Tampa	0.8	8	1.3	8.8	3.2	65.3
Huntsville	0.4	4	4.7	3.9	0.5	8.0
Sarasota	0.4	3	1.7	3.8	0.8	20.9
Other Markets	1.9	30	–	20.0	–	98.5
Total	$ 9.5	66	– %	100.0 %	–	$ 469.4

5-Year Projected Population CAGR[1]



0.7 %
1.2 %
1.6 %
0.3 %
1.3 %
0.9 %
1.5 %
U.S.
Cadence
Houston
Birmingham
Tampa
Huntsville
Sarasota

5-Year Historical GDP CAGR[2]



2.1 %
2.2 %
2.8 %
1.2 %
2.8 %
0.7 %
3.1 %
U.S.
Cadence
Houston
Birmingham
Tampa
Huntsville
Sarasota

Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and SNL Financial; Deposit market share data as of June 30, 2018.
Note: Cadence aggregate demographic data shown based on a deposit-weighted average of Cadence's top 5 MSAs.
(1) Projection period is January 2018 to January 2023 (compound annual growth rate "CAGR").
(2) 5-year GDP CAGR is as of September 27, 2016.

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Cadence Bank, N.A. Member FDIC

Houston's Attractive Growth Outlook

$ in millions

Diversified Economy

- 4th largest MSA by population in the U.S. with 6.9mm residents
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- 2018 single family home sales beat 2017's record volume by nearly 4%
- If Houston was a country, it would be the 23rd largest country in the world (~$500bn of GDP)
- Houston has more jobs than 36 states in the U.S.
- 3rd lowest cost of living amongst top 20 MSAs
- 4th most Fortune 500 headquarters with 20; 41 Fortune 1,000 headquarters
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production

Houston Population Growth (000s)



US '12-'17: 0.8 %
TX '12-'17: 1.7 %
CAGR = 2.3 %
6,125
6,224
6,353
6,468
6,677
6,866
2012
2013
2014
2015
2016
2017

Growing Non-Energy Jobs (000s)



Non-Energy CAGR Since 2013: 2.1 %
Mining & logging +50% of Manufact. CAGR since 2013: (3.7)%
CAGR = 1.6 %
2,888
2,993
3,017
3,036
3,082
234
245
214
197
201
2,654
2,748
2,804
2,839
2,881
2013
2014
2015
2016
2017
Mining & Logging + 50% Manufacturing
Non-Energy Jobs

Houston Total Job Growth



U.S. '12-'17: 1.8%
Houston '12-'17: 2.4%
3.0
2.0
1.0
Millions of Jobs
2mm jobs added over last 40 years (~50K per Year)
1977
1982
1987
1992
1997
2002
2007
2012
2017

The Houston Market Provides Size, Scale and Diversity

Source: U.S. Department of Labor, U.S. Census data from Claritas, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

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Cadence Bank, N.A. Member FDIC

Atlanta’s Attractive Growth Outlook Source: Metro Atlanta Chamber, Fortune, KPMG, Site Selection and Area Development. Note: 5-Year CAGRs based on most recently available information. Atlanta MSA is home to 5.9mm people and more than 220K businesses Atlanta is one of the fastest growing MSAs in the U.S. and has the 10th largest economy in the U.S. as measured by Gross Metro Product (GMP) There are more Fortune 500 companies headquartered in Atlanta than Dallas and Nashville combined Atlanta is the 6th largest U.S. industrial real estate market Atlanta has the lowest relative cost of doing business among the nation’s 10 largest metro areas Atlanta Market Provides Avenue for Significant Growth and Business Development Diversified Economy Atlanta Population Growth (000s) Healthy Labor Market (000s) Selected 5-Year CAGRs Fortune 500 US ’12-’17 CAGR: 0.8%

Proven Business Model & Long-Term Client Relationships Banking Financial Services (1) Reflects Cadence Bancorporation-only information for 2018 (2) Excludes corporate overhead segment and excludes Cadence Insurance which was sold to Baldwin Krystyn Sherman Partners in June 2018. (3) Added or enhanced through State Bank acquisition as of January 1, 2019 Segment Revenue Contribution(1)(2) Banking Business Line Revenue Contribution(1) Product Offering Commercial Banking Corporate and middle market commercial and industrial Specialized industries (restaurant, healthcare, technology) Energy Community and small business banking Commercial real estate Asset-based & correspondent lending(3) Retail Banking Business banking (serves 45,000 businesses)(3) Mortgage and other consumer (serves 225,000 consumer)(3) Private Banking SBA Lending(3) Investment Management Focus on the affluent and high net worth segments Linscomb & Williams – 45 year history Trust Services Personal and institutional trust services Specialty in court-created trusts Portfolio managers average 25 years of experience Treasury/Cash Management Commercial services for deposit management Altera Payroll Services(3) Focused on delivering high-touch, personalized service across our franchise; Over 130 relationship managers with an average of 20 years of experience(1) 2018 Banking Segment Revenue : $ 455.0mm 2018 Total Revenue1 : $ 499.5mm

Highlights Robust Loan Growth $ in millions, unless otherwise indicated Broad-Based Loan Generation Loans grew $1.8 billion or 22% to $10.1 billion from the year ago period. Increases in loans reflect our dynamic markets and expertise in energy, specialized, real estate, and general C&I. Cadence continues to be commercial-focused, reflecting 74% of total loans. Organic loan production and pipelines remain attractive with strong commercial customer activity. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/18 vs. 12/31/17. QoQ represents 12/31/18 vs. 9/30/18. 4Q18 Loan Breakdown and Historical Comparison

Steady Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Net-charge offs of $0.2 million in 4Q18 or 1 bp of average loans (annualized) with no significant charge off or recoveries occurring in the quarter. 2018 annualized net-charge offs were 6 bps, primarily driven by one legacy E&P borrower. NPA%(1) was 0.8% compared to 0.9% in 4Q17 and 0.7% in 3Q18. Total nonperforming assets increased $12 million from prior year and increased $20 million during 4Q18 to $82 million due to two credits migrating to non-accrual. Originated portfolio delinquency (30+ days past due) of 14 bps compared to 17 bps in 3Q18 primarily due to the payoff of a past-due credit. Bank’s provision in 4Q18 of $8.4 million was driven by robust loan growth and increased qualitative adjustments related to the recent volatility in oil prices and certain economic factors, partially offset by a net reduction from credit migration. The allowance for credit losses was $94.4 million or 0.9% of total loans at 4Q18.

Highlights Targeted Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 4Q18 Deposit Breakdown and Comparison Core Deposit(2) growth remains a top strategic focus, increasing $1.5 billion or 18% from prior year and $837 million or 9% from linked quarter, driven by across the board customer expansion as well as seasonal fourth quarter growth. Noninterest bearing deposits grew $211.3 million, or 9.4% since 4Q17, and $359.2 million, or 17.1% from 3Q18. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/18 vs. 12/31/17. QoQ represents 12/31/18 vs. 9/30/18. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Figures may not total due to rounding Deposit Composition (12/31/18)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) was 3.55% compared to 3.58% for 3Q18, impacted by higher cash balances and lower securities yields. Originated loan yields in 4Q18 were 5.20%, +12bp from prior quarter and +73bp from year ago period. Total loan yields increased to 5.32% from 4.72% a year ago as the total cost of funds for 4Q18 was 1.51% compared to 0.89% for 4Q17. Total cost of deposits was 1.34% for 4Q18 vs. 1.15% for the linked quarter, reflecting the six-month cumulative lag effect of the March, June and September Fed funds rate increases, consistent with our forecasted 55% total deposit beta. Of the 19bp rise in deposit costs in 4Q18, 5bp related to seasonal increase in brokered deposits and 3 bp due to UP CDs resetting higher in October. Inherent asset sensitivity with over 71% of portfolio floating rate loans, of which 75% is tied to one-month LIBOR, partially offset by $650 million in rate hedges, with $300 million maturing on 12/31/19. NIM, Yields & Costs (1) Figures may not total due to rounding Net Interest Margin (TE) Rollforward(1)

Interest Rate Sensitivity – Positively Positioned $ in millions, unless otherwise indicated Highlights (1) Based on December 31, 2018 interest rate sensitivity modeling of instantaneous rate shock over 1-12 months (2) Cycle-to-date reflects changes since 4Q15 and incorporates the nine (9) increases in the Fed Funds rate and one-month Libor since December 16, 2015 Cumulative Betas (Cycle-to-date) Quarterly Betas Asset sensitive balance sheet with a projected 7.3% increase in net interest income in +100bp scenario and up 14.0% in +200bp(1). The originated loan beta (including acquired non-credit impaired loans) was 79% cycle-to-date(2) demonstrating the interest-sensitivity of the loan portfolio. The 4Q18 originated loan beta of 49% was up 18bps from the prior quarter’s beta. The cycle-to-date(2) total deposit beta is 49% and we are currently forecasting 55% total deposit beta over the long-term in our internal Asset/Liability modeling. Total deposit beta was 93% in 4Q18, +13bps from the prior quarter, partially due to seasonal increase in brokered deposits and UP CDs resetting higher. The consecutive increases in the Fed Funds rate continues to impact the quarterly deposit beta on a lag basis. Loan Betas are calculated by dividing the change in loan yields by change in the average 1-month LIBOR and Deposit Betas are calculated by dividing the change in deposit costs by change in the average Fed Target rate.

Highlights Attractive Noninterest Income Platform Total Noninterest Income Composition(1) Total Noninterest Income Growth(3) $ in millions, unless otherwise indicated 4Q18 Total Noninterest Income: $ 21mm Total noninterest income of $21.0 million is down from $25.7 million a year ago, primarily due to the sale of Cadence Insurance and commencement of Durbin Amendment impact in 2018. These declines were partially offset by an increase of $1.8 million YoY in credit related fees due to increased capital markets income and growth in loan originations. Credit fees represented 25% of total noninterest income in 4Q18. Assets Under Management(2) (1) Figures may not total due to rounding (2) Total Assets Under Management adjusted to exclude Escrow, Safekeeping & QSF (3) The assets of Cadence Insurance was sold to Baldwin Krystyn Sherman Partners in June 2018 Total Noninterest Income / Total Revenue 22.6% 21.5% 20.6% 19.6% 16.9%

Adjusted Net Income(1) Adjusted Net Earnings(1) Growth & Expense Management Adjusted Noninterest Expense(1) Highlights $ in millions, unless otherwise indicated 2018 adjusted net income(1) was up 42% from 2017, representing strong core growth and operating leverage. The adjusted efficiency ratio(1) for 2018 of 49.6%, improved from 54.1% in 2017, reflecting strong growth in organic revenue combined with realization of capacity within the organization. Adjusted noninterest expenses were flat, largely a result of modest increases in operating costs due to business and balance sheet growth, offset by lower amortization and OREO costs during 2018. Adjusted Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix + 42% + 3% - 456 bp

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 3.46% 3.71% 3.52% 3.59% 3.64% 3.66% 3.58% 3.55% Net Interest Margin (%)

Operating Leverage and Attractive Returns The Cadence Value Proposition Attractive Markets 1 Scalable Infrastructure 2 Quality Loan Growth 3 Proven Expense Discipline 4 Motivated and Focused Leadership 5

Supplementary Information

Specialized Industries: Restaurant Banking

$ in millions, unless otherwise indicated

CBRG Portfolio Overview[1]

- Approximately $1.1 billion of CBRG loans with an average loan size of ~$14 million as of 12/31/18
- As of 12/31/18, two thirds franchisee clients and one third franchisors-operating companies
- Solid credit results and active portfolio management:
  - Since inception, only ~$400k charge-offs (strategic exit)
  - 75% limited service and 25% full service restaurants
  - Diversified exposure across 41 concepts and multiple geographies

Total Restaurant Industry Loans[1]


$1,036
$1,079
$1,073
$1,102
$1,096
4Q17
1Q18
2Q18
3Q18
4Q18

CBRG Concept Exposure Mix


14%
9%
7%
7%
7%
5%
4%
4%
3%
3%
3%
2%
2%
2%
2%
2%
2%
2%
2%
2%
2%
1%
1%
1%
1%
1%
1%
1%
1%
1%
1%
1%
1% or less

CBRG Sector Concentration


68%
15%
6%
8%
3%
Quick Service (QSR)
Casual
Fast Casual
Family
Other

(1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Other figures are for CBRG only.

29

Cadence Bank, N.A. Member FDIC

CBHBG Portfolio Overview1 Specialized Industries: Healthcare Banking $ in millions, unless otherwise indicated Total Healthcare Industry Loans1 Approximately $600 million in Healthcare Banking Group (CBHBG) funded loans, $655 million in total committed balances, and 42 clients as of 12/31/18 Granular portfolio with average funded loans of approximately $13 million by client Approximately 90% of clients are based in or have significant operations in Texas and the Southeastern United States Highly selective client acquisition strategy focused on: Strong and experienced management teams Appropriate healthcare sector selection Client partners (management and private equity) looking to use moderate leverage Significant equity and junior capital in client capital stack (Typical capital structure has equity as a minimum of 40-50% of total capital). Well-diversified by sector: The REIT sector includes clients with portfolio diversification at the client level Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing. (1) Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG). Other figures are for CBHBG only, which include certain healthcare related loans categorized as non-owner occupied CRE in our financial statements, and are therefore not included in the above Healthcare Industry NAICS figures. CBHBG Sector Concentration1

CBTBG Portfolio Overview(1) Specialized Industries: Technology Banking $ in millions, unless otherwise indicated Total Technology Industry Loans1 Approx. $500 million in Technology Banking Group (CBTBG) commitments with 27 clients as of 12/31/18 Disciplined relationship and credit strategy Top tier investors provide well-capitalized support Management teams focused on developed business models with products and services Emphasis on recognized value in the market, evidencing sustainable organic growth, and scalability Well-diversified sector investment in 17 sub-verticals (1) Total Technology Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Technology Banking Group (TBG). Other figures above reflect only loans originated by TBG. CBTBG Sector Concentration CBTBG Vertical Concentration1

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Total Energy Industry Loans Our team of relationship managers with an average 15 years of experience has significant industry and customer expertise Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing Stable credit portfolio due to active resolutions and improvement in overall energy sector environment Over 57% of energy loans consist of Midstream, with zero charge-offs since inception Portfolio Mix (12/31/18) Portfolio Trends (Last 5 years) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6%

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Allowance for Credit Losses Rollforward $ in thousands Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation $ in millions (1) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million and $2.0 million for 1Q18 and 4Q17, respectively, each representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in thousands, unless otherwise indicated (1) Annualized for the three month periods. (2) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million and $2.0 million for 1Q18 and 4Q17, respectively, each representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

State Bank Financial Corporation Non-GAAP Measures $ in millions (1) Annualized for the three months ended December 31, 2018.

State Bank Financial Corporation Non-GAAP Measures $ in millions (1) Annualized for the three months ended December 31, 2018.